EXHIBIT 23.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
We hereby consent to the incorporation by reference Registration Statement on Form S-3 of the reference to Netherland, Sewell & Associates, Inc. in the Annual Report on From 10-K for the year ended December 31, 2008 of Endeavour International Corporation and its subsidiaries, filed with the Securities and Exchange Commission.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Danny D. Simmons
Danny D. Simmons, P.E.
Executive Vice President

Houston, Texas
December 16, 2009